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                                                                   Exhibit 10.14


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                            DIPLOMAT AMBASSADOR, INC.

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                              CORESTATES BANK, NA.,

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                                 LOAN AGREEMENT

                            -------------------------

                                  JUNE 7, 1996

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          LOAN AGREEMENT, dated June 7, 1996, between DIPLOMAT AMBASSADOR, INC., a Delaware corporation ("Borrower") and CORESTATES BANK, N.A. ("Lender").

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

          "Acceptance" has the meaning given to such term in Section 2.11.

          "Acceptance Commission" means the amount charged by Lender for the creation of an Acceptance, calculated in accordance with generally accepted financial practice on the basis of (A) Lender's Adjusted B/A Rate at the time of acceptance and discount and (B) a commission charge based on Lender's standard rate schedule at the time of acceptance and discount.

          "Acceptance Liability" means, at any date of determination, the sum of
(A) the aggregate face amount of all Acceptances that have not then matured plus
(B) the aggregate amount of all matured Acceptances that have not theretofore been paid by the Borrower to Lender.

          "Acceptance Margin" means 2.3% per annum.

          "Account" has the meaning given to such term in the Pennsylvania Uniform Commercial Code as in effect on the date hereof.

          "Account Advance Rate" means 75%.

          "Adjusted B/A Rate" means, for each day, Lender's B/A Rate for such day plus the Acceptance Margin.

          "Adjusted Prime Rate" has the meaning given such term in Section 2.14.

          "Advance" has the meaning given such term in Section 2.01.

          "Advance Request" has the meaning given such term in Section 2.02.

          "Affiliate" of any Person means any other Person who controls, is Controlled by or is under common control with such Person.
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              "Amount of Unfunded Benefit Liabilities" has the meaning given to such term in ss.4001 (a) (18) of ERISA.

          "Applicable Margin" means .5%, provided that upon Lender's receipt of Borrower's financial statements as of December 31, 1996 in accordance with
Section 5.02, the Applicable Margin shall be (A) .25% if despite the fact that Borrower has not acquired substantially all the assets of Windsor Optical, Borrower has (i) net income before taxes of not less than $1,711,500 for the year ending December 31, 1996 and (ii) Tangible Net Worth of not less than $1,050,000 as of December 31, 1996; or (B) zero if Borrower (1) acquires substantially all of the assets of Windsor Optical and Lender is satisfied with the terms of the purchase agreement relating to such acquisition, (2) has net income before taxes of not less than $2,401,000 for the year ending December 31, 1996 and (3) has net sales of $20,457,000 as of December 31, 1996. If applicable, the foregoing adjustment to the Applicable Margin shall become effective on April 1, 1997.

          "Audit Fee" has the meaning given such term in Section 2.16.

          "B/A Rate" means for each day the basic rate determined by Lender to be in effect on such day for the internal guidance of its personnel in pricing bankers' acceptances accepted for discount for its customers in amounts and maturities comparable to drafts offered by Borrower to Lender on such date for acceptance and discount. Lender's B/A Rate is not necessarily the lowest rate that Lender charges for acceptance and discount of bankers' acceptances.

          "Base Rate" means at any time the higher of (A) the Federal Funds Rate plus one-half percent, or (B) the Prime Rate.

          "Borrower" has the meaning given to such terms in the introductory paragraph hereof.

          "Borrowing Base" means (A) the Account Advance Rate multiplied by the face amount of Borrower's Eligible Accounts, minus (B) the face amount of Borrower's unapplied Account credits, which have been carried on Borrower's books for a period equal to or greater than 90 days, plus (C) the lesser of (1) 50% of Eligible Inventory, valued at the lower of cost or market, less an Inventory reserve of $45,000, or (2) $3,000,000, minus (D) Borrower's Letter of Credit Liability, minus (E) Borrower's Acceptance Liability.

          "Borrowing Base Certificate" means a certificate in the form attached hereto as Exhibit 3.01(M).


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          "Budilov Mortgage" means the mortgage agreement, substantially in the form of Exhibit 3.01(S), executed by the Budilov's in favor of Lender.

          "Budilovs" means Barry Budilov and Carole Budilov, husband and wife, respectively, residing at 710 Germantown Pike, Lafayette Hill, Pennsylvania 19444.

          "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Philadelphia, Pennsylvania are authorized or required to close under the laws of the Commonwealth of Pennsylvania.

          "Capital Asset" means any property or asset (real, personal or mixed, tangible or intangible) which is of a kind subject to an allowance for depreciation or amortization under GAAP.

          "Capital Lease" means any lease or sublease of real, personal or mixed property accounted for as a capitalized lease in accordance with GAAP.

          "Cash Collateral Account" has the meaning given such term in Section 2.18.

          "Cash Equivalents" means at any date demand deposits, time deposits or certificates of deposit in United States commercial banks having shareholders' equity of at least $500,000,000 and maturing not in excess of one year from the date of acquisition; obligations backed by the full faith and credit of the United States of America or an agency thereof maturing not in excess of one year from the date of acquisition; and commercial paper maturing not in excess of one year from the date of acquisition and rated P-2 or better by Moody's Investors Service, Inc. or A-2 or better by Standard & Poor's Rating Agency on the date of acquisition.

          "CERCLA" means the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended from time to time.

          "Chattel Paper" has the meaning given to such term in the Pennsylvania Uniform Commercial Code as in effect on the date hereof.

          "Closing Date" means the date on which all of the conditions precedent contained in Article III are satisfied.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.


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          "Collateral" has the meaning given such term in Section 3.01 (N).

          Collateral Pledge and Assignment Agreement" means the collateral pledge and assignment agreement, substantially in the form of Exhibit 3.01(R), executed by the Sluckers.

          "Controlled Group" means all trades or business under common control (as defined in ss.414(b) (1) of ERISA) with Borrower.

          "Credit Limit" means the lesser of (A) the Borrowing Base or (B) $6,000,000, provided that if Borrower does not acquire substantially all of the assets of Windsor Optical within 30 days of the Closing Date, or Lender is dissatisfied with the terms of the purchase agreement relating to such acquisition, then the term "Credit Limit" shall mean the lesser of (A) the Borrowing Base or (B) $5,000,000.

          "Credit Obligation" means, for any Person, (A) any obligation of such Person for the payment of borrowed money or the installment purchase price of Capital Assets or under a Capital Lease or (B) any obligation secured by a lien on or security interest in any asset of such Person, whether or not such Person has assumed liability for such obligation.

          "Default" means any event, occurrence or circumstance that, with the giving of notice or the passage of time, or both, would, if unremedied, become an Event of Default.

          "Default Rate" has the meaning given such term in Section 2.23.

          "Defined Benefit Pension Plan" means a defined benefit plan (other than a Multiemployer Plan) as defined in ss.3(35) of ERISA.

          "Defined Contribution Plan" means an individual account plan as defined in ss.3(34) of ERISA.

          "Delinquent Purchaser" means a Purchaser more than 50% of whose aggregate Account indebtedness to the Borrower has remained unpaid for more than 90 days after the issuance of the related invoices.

          "Demand Line" means Lender's obligation to make Advances under the terms and conditions set forth in Section 2.02.

          "Demand Note" means the promissory note duly executed by Borrower pursuant to Section 2.03.


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          "Document" has the meaning given to such term in the Pennsylvania
Uniform Commercial Code as in effect on the date hereof.

          "Eligible Acceptance" means an Acceptance (A) with respect to which Lender is not required to maintain any reserve under Regulation D or any law or regulation amending or replacing Regulation D (by reason of ss.2.04(a) (1) (vii)
(E) of Regulation D or any provision amending or replacing such provision), and
(B) which is eligible for discount by Federal Reserve Banks under paragraph 7 of ss.13 of the Federal Reserve Act, 12 U.S.C. ss.372, or any law or regulation amending or replacing such law, in either case as such law or regulation may be interpreted from time to time by the Board of Governors of the Federal Reserve System or its staff or the staff of any Federal Reserve Bank.

          "Eligible Account" means any Account created in an arm's length transaction which meets all of the following specifications at the time of determination of Eligible Accounts: (A) the Account is lawfully owned by Borrower free and clear of all liens, security interests and assignments except as set forth in clause (B), and Borrower has the right of assignment thereof and the power to grant a security interest therein; (B) the Account is subject to a first priority perfected security interest in favor of Lender; (C) the Account is valid and enforceable, representing the undisputed indebtedness of the Purchaser to Borrower; (D) the Account is not subject to any claim of defense, set-off, counterclaim, warranty claim, credit, allowance or adjustment; (E) if the Account arises from the sale of goods, such sale was an absolute sale and not on consignment or on approval basis, and such goods have been shipped or otherwise made available to the Purchaser in accordance with the Borrower's agreements with such Purchaser; (F) if the Account arises from the performance of services, such services have actually been performed; (G) the Account arose in the ordinary course of business of Borrower; (H) no notice of the bankruptcy, receivership, reorganization or insolvency of the Purchaser owing such Account has been received by Lender or Borrower; (I) the Account has remained unpaid for less than 90 days from the date of original invoice; (J) the Purchaser is not any federal, state or local government or governmental agency; (K) the Account does not arise out of the shipment of goods outside of the United States; (L) the Account does not arise out of transactions between Borrower and (1) a non-United States government, governmental agency or government-controlled business or (2) a Person who is not subject to the jurisdiction of the court system of the United States or any state of the United States; (M) the Purchaser for such Account is not otherwise in default pursuant to the terms underlying the agreement creating such Account; (N) the Purchaser owing such Account is not Borrower or an Affiliate of Borrower; (0) if the Account is a contra Account, the amount is net of any amounts owed to the Purchaser thereof; (P) the


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Account is not owed by a Delinquent Purchaser or any Subsidiary or Affiliate of
a Delinquent Purchaser; and (Q) such Account is otherwise acceptable to Lender in its reasonable discretion.

          "Eligible Inventory" means all Inventory of Borrower which: (A) is finished goods or raw materials; (B) is located at one of the locations identified in the Security Agreement (and Borrower has obtained a lien waiver from the landlord, if any); (C) in the case of finished goods, conforms in all respects to the representations and warranties relating thereto; (D) is in good condition and repair; (E) is not damaged, outdated or obsolete or otherwise deemed unsalable by Lender; (F) is held for sale in the ordinary course of business of the Borrower as conducted on the date hereof; (G) is not being held on consignment; (H) is not subject to a security interest other than in favor of Lender and, in the case of finished goods, is subject to a first priority perfected security interest in favor of Lender; (I) is not display racks or components thereof; and (J) is otherwise acceptable to Lender in its reasonable discretion.

          "Employee Benefit Plan" has the meaning given to such term in ss.3(3) of ERISA.

          "Environmental Law" means any federal, state, or local statute, ordinance, regulation, rule or other law concerning or relating to the protection of health and the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

          "Event of Default" has the meaning given to such term in Section 6.01.

          "Federal Funds Rate" means, for each day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) which is the weighted average of the rates on overnight federal funds transactions arranged on such day by federal funds brokers, computed and released by the Federal Reserve Bank of Philadelphia (or any successor).

          "Fiscal Year" means the fiscal year of Borrower ending December 31.

          "GAAP" means generally accepted accounting principles, applied in a consistent manner.

          "Inventory" has the meaning given to such term in the Pennsylvania Uniform Commercial Code as in effect on the date hereof.


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          "Letters of Credit" means one or more letters of credit issued by
Lender for the account of the Borrower in accordance with the provisions of
Article II, Part B, available upon presentation of documents evidencing the sale or shipment of goods to, or the purchase of goods by, the Borrower in the ordinary course of business.

          "Letter of Credit Liability" means, at any date of determination, the sum of (A) the maximum aggregate amount that is or at any time thereafter may become available for drawing or demand under all Letters of Credit then outstanding, plus (B) the aggregate amount of all drawings and demands under Letters of Credit that have not theretofore been reimbursed by the Borrower, plus (C) accrued and unpaid interest on the amounts described in clause (B) at the rate stated in Section 2.14.

          "License Inventory Liquidation Agreement" means the letter agreement, substantially in the form of Exhibit 3.0l(AA), executed by Borrower and each of the Sluckers and each of the Budilovs.

          "Loan Documents" means this Agreement, the Demand Note, the Security Agreement, the Surety Agreements, the Budilov Mortgage, the Collateral Pledge and Assignment Agreement, the Subordination Agreements and each other agreement, instrument, certificate and other document executed and delivered in connection with this Agreement or the transactions contemplated hereby.

          "Lockbox" has the meaning give such term in Section 2.18.

          "Margin Stock" has the meaning given to that term in Regulation U of the Board of Governors of the Federal Reserve System.

          "Multiemployer Plan" has the meaning given to such term in ss.4001 (a)
(3) of ERISA.

          "Operating Account" has the meaning given such term in Section 2.18.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Liens" has the meaning given such term in Section 5.06.

          "Person" means any individual, corporation, partnership, joint venture, joint-stock company, trust,


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unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" means an Employee Benefit Plan or other plan maintained for employees of Borrower or any member of Borrower's Controlled Group and covered by ERISA.

          "Prime Rate" means for each day the rate of interest for loans established and publicly announced by Lender from time to time as its prime rate as in effect on such day. The Prime Rate is not necessarily the lowest rate of interest that Lender charges any of its customers.

          "Prohibited Transaction" has the meaning given to such term in ss.406 of ERISA, ss.4975(c) of the Code and any Treasury regulations issued thereunder.

          "Purchaser" means a buyer of goods from Borrower or a customer for whom services have been rendered or materials furnished by Borrower.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

          "Reportable Event" has the meaning given to such term in ss.4043(b) of ERISA.

          "Security Agreement" means the Security Agreement, substantially in the form of Exhibit 3.01(B), executed by Borrower in favor of Lender.

          "Sluckers" means Rudy Slucker and Linda Slucker, husband and wife, respectively, residing at 66 Duffield Drive, South Orange, New Jersey 07079.

          "Subordinated Indebtedness" means Borrower's indebtedness as of the Closing Date to Rudy Slucker in the original principal amount of $851,500 and Barry Budilov in the original principal amount of $343,500.

          "Subordination Agreements" means the subordination agreements, substantially in the form of Exhibit 3.01(U), executed by the Sluckers and the Budilovs.

          "Subsidiary" of a Person means any corporation or other entity, more than 50 percent of the voting capital stock or other ownership interests of which is owned, directly or indirectly, by such Person.


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          "Surety Agreements" means the surety agreements, substantially in the form of Exhibit 3.01(Q), executed by the Sluckers and the Budilovs.

          "Tangible Assets" means those assets of Borrower which would, in accordance with GAAP, be classified as tangible assets.

          "Tangible Net Worth" means Tangible Assets less Total Liabilities.

          "Total Liabilities" means all indebtedness of Borrower which would, in accordance with GAAP, be classified as liabilities, plus any and all obligations, contingent or otherwise, of Borrower under any guarantee or surety agreement.

          "Withdrawal Liability" has the meaning given to such term in ss.4201 of ERISA.

          SECTION 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed, and all financial data submitted pursuant to this Agreement shall be prepared, in accordance with GAAP.

                                   ARTICLE II

                               A. THE DEMAND LINE.

     SECTION 2.01. The Demand Line. (A) Subject to the terms and conditions hereinafter provided, and in reliance upon the representations and warranties of Borrower herein set forth, until the earlier of demand or termination of the Demand Line pursuant to Section 6.02, Lender agrees from time to time:

          (1) to make advances (each such advance, an "Advance") to Borrower pursuant to Section 2.02;

          (2) to issue Letters of Credit for the account of Borrower pursuant to
          Section 2.06; and

          (3) to create Acceptances pursuant to Section 2.12.

          (B) The aggregate unpaid principal amount of the Demand Line, plus the Letter of Credit Liability, plus the Acceptance Liability shall not at any time exceed the Credit Limit.

          (C) If, at any time, the limitation in subsection (B) is exceeded, Borrower shall immediately repay to Lender the amount of such excess.

     SECTION 2.02. Making Advances under the Demand Line. (A) Borrower may make requests by telephone, facsimile or other


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writing for an Advance under the Demand Line on any Business Day, provided that such requests (each such request, an Advance Request") are made to Lender no later than 12:00 P.M. (Philadelphia time) on such Business Day. Each such Advance Request shall constitute Borrower's representation that, at the time thereof and giving effect to the Advance requested thereby: (1) no Event of Default or Default has occurred hereunder; (2) the representations and warranties contained in this Agreement are reaffirmed and are correct; (3) the conditions precedent for such Advance as set forth in Section 3.02 hereof have been satisfied; and (4) the sum of the outstanding principal plus the requested Advance will not exceed the Credit Limit. Borrower agrees to hold Lender harmless from any liability for any loss resulting from Lender's reliance on any telephone call, writing or facsimile copy purportedly made by an authorized officer of Borrower.

          (B) Upon fulfillment of the applicable conditions set forth in Article III hereof, Lender will immediately make such funds available to Borrower by depositing the amount thereof into the Operating Account.

     SECTION 2.03. The Demand Note. The obligation of Borrower to repay the outstanding principal, interest and other amounts due under the Demand Line and its obligation in respect of the Letter of Credit Liability and the Acceptance Liability shall be evidenced by a promissory note of even date with this Agreement, payable to the order of Lender, in a principal amount of $6,000,0000 and otherwise substantially in the form of Exhibit 2.03.

     SECTION 2.04. Repayment. Upon Lender's demand, (A) Borrower shall repay in full (1) the aggregate principal amount outstanding principal of the Demand Line, (2) the amount of any drawings and demands under Letters of Credit that have not theretofore been reimbursed by Borrower, (3) the amount of all matured Acceptances that have not theretofore been repaid, and (4) all accrued interest and other amounts then outstanding hereunder, under the Demand Note or under the other Loan Documents in respect of the Demand Line; and (B) if there remain any unexpired Letters of Credit or unmatured Acceptances on such date, Borrower shall deposit with Lender funds or a letter of credit issued by an issuer reasonably acceptable to Lender in an amount equal to l05% of the sum of the Letter of Credit Liability and the Acceptance Liability.

                              B. LETTERS OF CREDIT

     SECTION 2.05. Letters of Credit. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties of Borrower herein set forth, until the earlier of demand of amounts owing under the Demand Line by Lender or


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termination of Lender's obligation to issue Letters of Credit pursuant to
Section 6.02, Lender will issue irrevocable and, if Borrower so requests, transferable Letters of Credit for the account of Borrower, subject to the limitations stated in Section 2.01, and subject to the further limitation that no Letter of Credit shall be issued that expires more than 365 days after issuance.

      SECTION 2.06. Issuance Procedures. (A) The issuance of Letters of Credit shall be governed by such electronic and other issuance procedures as shall be agreed upon from time to time between Lender and Borrower.

            (B) Subject to subsection (A), whenever Borrower wishes to request the issuance of a Letter of Credit, it shall deliver to Lender a written notice not later than 11:00 A.M. at least three Business Days in advance of the proposed date of issuance. That notice shall specify (1) the proposed date of issuance (which shall be a Business Day), (2) the face amount of the Letter of Credit, (3) the expiration date of the Letter of Credit, (4) the purpose of the Letter of Credit, and (5) the name and address of the beneficiary. Prior to the date of issuance, Borrower shall deliver to Lender an application for such Letter of Credit in the form customarily required by Lender for the issuance of letters of credit, executed by Borrower and shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require Lender to make payment under the Letter of Credit.

            (C) Lender may reasonably require customary changes in any documents and certificates relating to any proposed Letter of Credit issuance, whether under subsection (A) or (B).

      SECTION 2.07. Payment of Amounts Drawn Under Letters of Credit. In determining whether to pay under any Letter of Credit, Lender shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they appear on their face to comply with the requirements of that Letter of Credit. Within one Business Day of receipt, Lender shall notify Borrower of any documents, drafts, certificates or other documents that do not on their face comply with the requirements of the corresponding Letter of Credit. Borrower may authorize Lender to waive such documentary deficiencies, provided that Borrower gives such authorization within one Business Day after notification from Lender and in any event not later than the deadline for payment or dishonor of the draw.

      SECTION 2.08. Reimbursement of Lender. Upon the presentation of any conforming draft or any nonconforming draft


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as to which Borrower authorizes Lender to pay notwithstanding documentary deficiencies or demand for payment under any Letter of Credit by the beneficiary thereof and upon notice to Borrower, Borrower shall reimburse Lender on the day on which such draft or demand is honored in same day funds in an amount equal to the amount of such draft or demand. Unless Borrower shall have notified Lender prior to 11:00 A.M. on the date such draft or demand is honored that Borrower intends to reimburse Lender for the amount of such draft or demand with funds other than the proceeds of Advances, Borrower shall be deemed to have given notice to Lender requesting Lender to make an Advance in accordance with Section
2.02 on the day on which such draft or demand is honored in an aggregate amount equal to the amount of such draft or demand.

      SECTION 2.09. Letter of Credit Compensation. (A) Borrower shall pay to Lender in respect of the Letters of Credit a fee equal to .25% per annum of the average daily undrawn amount of outstanding Letters of Credit.

            (B) Borrower shall also pay to Lender documentary and processing charges with respect to the issuance, amendment, transfer, administration, negotiation, cancellation or conversion of each Letter of Credit and for other services in connection with the Letter of Credit. Such charges shall be based on Lender's rate schedule at the time of the issuance of the Letter of Credit.

      SECTION 2.10. Obligations Absolute. The obligation of Borrower to reimburse Lender for drawings made under Letters of Credit, shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

            (A) any lack of validity or enforceability of any Letter of Credit;

            (B) the existence of any claim, set-off, defense or other right which Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower and the beneficiary for which the Letter of Credit was procured);

            (C) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;


                                      -12-
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            (D) any breach of this Agreement or any document delivered in connection herewith by any party hereto or thereto;

            (E) the fact that a Default or an Event of Default shall have occurred and be continuing.

                C. ACCEPTANCES

      SECTION 2.11. Acceptances. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties herein set forth, until the earlier of demand of amounts owing under the Demand Line by Lender or termination of Lender's obligation to create Acceptances under Section 6.02, Lender agrees to accept and discount for Borrower at such Lender's Adjusted B/A Rate drafts drawn by Borrower on Lender, payable not more than 180 days from the date of drawing (each such draft, when accepted and discounted by Lender, being an "Acceptance"), subject to the limitations stated in Section 2.01, and subject to the further limitation that each Acceptance shall constitute an Eligible Acceptance.

      SECTION 2.12. Acceptance Procedures. (A) Not later than 10:00 A.M., Philadelphia time, on the day of each proposed creation of Acceptances, Borrower shall give Lender irrevocable notice of (1) the aggregate amount of all time drafts to be accepted and discounted, which shall not be less than $5,000, (2) the proposed date of creation of such Acceptances, (3) the maturity of the time drafts, and (4) the payee of each such draft. Simultaneously with such notice, Borrower shall submit the time drafts to Lender. Lender may, in its reasonable discretion, decline to accept for discount any one or more time drafts which it deems irregular or otherwise unacceptable on account of the identity of the payee or other party to, or any condition or circumstances of, the transaction being financed. Each draft presented to Lender for acceptance and discount shall be accompanied by an eligibility certificate in form and substance satisfactory to Lender and any bills of lading or other documents as shall be required in connection therewith. No draft shall be accepted and discounted on any occasion unless all time drafts so submitted are acceptable to Lender.

            (B) If all time drafts submitted are acceptable to the Lender in accordance with this Agreement, Lender shall notify Borrower of such fact and of the applicable Adjusted B/A Rates and Lender shall accept and discount the time drafts so submitted to it. Lender shall make the proceeds of each Acceptance, less the amount of the applicable Acceptance Commission (which Borrower hereby authorizes Lender to deduct from such proceeds), available to Borrower at Lender's principal office by crediting the Operating Account of Borrower or other account designated by Borrower on the books of such office.


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

      SECTION 2.13. Payment of Acceptances. (A) Borrower will pay to Lender the full amount of each Acceptance at its maturity, together with any unpaid interest or other charges, commissions or costs thereon (other charges and commissions shall be based on Lender's standard rate schedule at the time of acceptance and discount). Lender's records of an Acceptance shall constitute presumptive evidence of the indebtedness relating thereto in the absence of the executed and accepted draft.

            (B) Unless Borrower shall have notified Lender prior to 11:00 A.M. on the date such Acceptance matures that Borrower intends to pay Lender the amount of such Acceptance with funds other than the proceeds of Advances, Borrower shall be deemed to have given notice to Lender requesting Lender to make an Advance in accordance with Section 2.01 on the day such Acceptance matures in an aggregate amount of such Acceptance.

                D. GENERAL PROVISIONS

      SECTION 2.14. Interest. Borrower shall pay interest to Lender on the principal of the Demand Line outstanding from time to time in arrears commencing on the first day of the first full month after this Agreement is executed and on the first day of each month thereafter at an interest rate (the "Adjusted Prime Rate") equal to the Prime Rate plus the Applicable Margin. The Adjusted Prime Rate shall change (a) simultaneously with each change in the Prime Rate and (b) with each change in the Applicable Margin in accordance with the definition thereof.

      SECTION 2.15. Demand Obligation. Lender shall have no obligation to make any Advance under the Demand Line at any time. Satisfaction or compliance with the terms and conditions contained herein and the availability under the Borrowing Base cannot and do not bind or obligate Lender to make Advances under the Demand Line, issue Letters of Credit or accept and discount Acceptances and are set forth for informational purposes only. The mere existence of representations and warranties, covenants and Events of Default contained herein shall not convert the Demand Line into a term obligation to Lender.

      SECTION 2.16. Audit Fees. Borrower shall pay to Lender a fee ("Audit Fee"), subject to a cap of $3,000 per audit for two audits per year, to reimburse Lender for its costs and out-of-pocket expenses associated with field audits of the collateral and inspections of Borrower's books and records. The initial fee shall be payable no later than the Closing Date and subsequent fees shall be payable within 30 days of Lender's invoice to Borrower. If a Default or an Event of Default shall occur and be continuing, Lender may perform collateral audits as frequently as Lender desires and Borrower shall pay to Lender an Audit Fee for each such audit, subject to a cap of $3,000 per audit.

      SECTION 2.17. Computation of Interest. The interest on the Loans and other sums payable hereunder shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

      SECTION 2.18. The Lockbox; the Cash Collateral Account; the Operating Account. (A) Borrower shall establish and, while any amount is outstanding under the Demand Line, shall maintain a single post office box which will be under the exclusive control of Lender (the "Lockbox") into which Borrower shall notify all Purchasers to make all payments of any of Borrower's Accounts to be made, and Borrower shall upon the request of Lender indicate on all invoices and other correspondence with Purchasers to make all payments to Borrower in care of the Lockbox and further hereby appoints Lender, as Borrower's true and lawful attorney-in-fact to receive all incoming mail, open all such mail, remove all collections and remittances therefrom in payment of or on account of Borrower's Accounts and use Lender's reasonable efforts to forward all other mail so received to Borrower's chief executive office. Borrower agrees to pay to Lender promptly when billed a fee for operating the Lockbox equal to the rate, adjusted for inflation, that Lender customarily charges for lockbox services. Borrower shall execute such other documents and agreements as may be requested by Lender in connection with the Lockbox.

            (B) Amounts received in the Lockbox shall be deposited upon collection into a single non-interest bearing account with Lender established by Borrower over which Lender alone shall have the power of withdrawal (the "Cash Collateral Account").

            (C) Borrower shall establish and maintain its primary operating checking account (the "operating Account") with Lender, and will use Lender for all cash management services.

            (D) Borrower hereby grants, bargains, conveys and sets over to Lender a security interest in and lien upon the Lockbox, the Cash Collateral Account, the Operating Account and any other account established by Borrower with Lender or any affiliate thereof, and all cash and any other assets at any time hereafter contained therein.

      SECTION 2.19. Payments. (A) Borrower hereby authorizes Lender to charge the Operating Account for any payments of principal and interest of the Demand Line, amounts paid by Lender under Letters of Credit not theretofore reimbursed by Borrower, the amount of each matured Acceptance, interest and Audit Fees, and any other amounts owing hereunder or under the Demand Note or the other Loan Documents as and when due. In addition, Lender may, on a daily basis, apply all collected deposits against the principal balance of the Demand Line. In the event that Borrower maintains insufficient funds in the Operating Account to meet

Borrower's obligations hereunder when due, Borrower hereby authorizes Lender to make an Advance to pay such obligations to the extent of Borrower's availability under the Demand Line. If Borrower has insufficient availability under the Demand Line, Borrower will make all payments of principal, all payments in reimbursement of amounts paid under Letters of Credit, all payments in respect of matured Acceptances, all payments of interest and all payments of Audit Fees, to Lender at Lender's principal office in Philadelphia, Pennsylvania, not later than 2:00 P.M. Philadelphia time on the applicable due date, in other funds immediately available to Lender.

            (B) Lender shall apply all payments and collections received by it (including all funds in the Operating Account), as follows: first, to all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses which Borrower is obligated to pay pursuant to the terms hereof); second, to accrued and unpaid fees which Borrower is obligated to pay pursuant to the terms hereof (other than attorneys' fees and expenses already paid pursuant to "first" above); third, to accrued interest; fourth, to the unpaid principal amount of the Demand, Line; fifth, to the amounts of unreimbursed drawings and demands under Letters of Credit and the amount of matured Acceptances not theretofore paid by Borrower; sixth, all other amounts which shall have come due hereunder; and seventh, into the Operating Account.

      SECTION 2.20. Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Demand Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and, except as otherwise specifically provided herein, such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Demand Note.

      SECTION 2.21. Indemnification in Respect of Letters of Credit and Acceptances. (A) In addition to amounts payable as elsewhere provided in this Agreement, Borrower hereby agrees to protect, indemnify and save Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which Lender may incur or be subject to as a direct or indirect consequence of (1) the issuance of any Letter of Credit or the creation of any Acceptance, or (2) the failure of Lender to honor a draft or demand under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority. Without limiting the foregoing, Lender shall have no obligation to ascertain whether the stated purpose of any requested Letter of Credit or Acceptance is permitted by this Agreement and shall not be liable for Borrower's use of a Letter of Credit or the proceeds of any Acceptance in violation of Borrower's covenants contained herein.

            (B) Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Lender shall not be responsible for: (1) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (2) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or accounts thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (3) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to obtain payment under any Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit; or (viii) any consequences arising from causes beyond the control of Lender. None of the above shall affect, impair, or prevent the vesting of any of Lender's rights or powers hereunder.

            (C) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Lender under or in connection with the Letters of Credit or the related certificates including, without limitation, any action taken or omitted by Lender under
Section 2.10, if taken or omitted in good faith and substantially in accordance with the terms thereof, shall not put Lender under any resulting liability to Borrower in the absence of Lender's gross negligence or wilful misconduct.

      SECTION 2.22. Late Charges. In the event that Borrower fails to make any payment required hereunder within five days of the date first due, Borrower shall pay to Lender a late charge equal to 1% of the amount of such payment as a late charge.

      SECTION 2.23. Default Interest. After the earlier of demand or an Event of Default, the interest otherwise payable hereunder in effect for each Loan shall increase immediately without notice and thereafter shall be payable at a rate of 3% per annum in excess of the applicable interest rate (said higher rate is hereinafter called the "Default Rate"). Each time the Prime Rate shall change the Default Rate shall change effective as of the date the Prime Rate changes. The Default Rate shall also change with each change in the Applicable Margin.

      SECTION 2.24. Reimbursement to Lender for Cost Increases Imposed by Law. If any change in existing law, any new law, or any other factor having the force of law shall impose or change any tax, reserve, insurance, special deposit or similar requirements or charges with respect to funds obtained by Lender to make any Advance or maintain amounts outstanding under the Demand Line, and the result is to increase the cost to Lender of obtaining or maintaining such funds or to reduce the return to Lender, then Lender shall so notify Borrower in writing, certifying the amount of and reasons for such increased costs or reduced return, and Borrower shall immediately pay to Lender an amount sufficient to compensate Lender in full (on an after-tax basis) for such increased costs or such reduced return.

      SECTION 2.25. Reimbursement to Lender for Increased Costs Due to Capital Adequacy Requirements. If any law or regulation or the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by Lender or its holding company with any request or directive (whether or not having the force of law) of any such authority, applicable from time to time now or after the date hereof, shall (a) impose, modify, deem applicable or result in the application of any capital maintenance, capital ratio or similar requirement against loan commitments or other facilities made by Lender or its holding company and the result thereof shall be to impose upon Lender or its holding company a fee or a requirement to increase any capital requirement applicable as a result of the making or maintenance of the Demand Line (which imposition of or increase in capital requirements may be determined by Lender's or its holding company's reasonable allocation of the aggregate of such capital impositions or increases) , or (b) subject Lender or its holding company to any tax, duty or other charge with respect to the principal of the Demand Line, the Letter of Credit Liability or the Acceptance Liability, the Demand Note which it holds, or its obligation to advance under the Demand Line, or change the basis of taxation of payments to Lender of the principal of or interest on the Demand Line or any other amounts due under this Agreement in respect of the Demand Line or its obligation to advance under Demand Line (except for changes in the rate of tax on the overall net income of Lender imposed by any jurisdiction in which Lender or its holding company is obligated to pay taxes), then, upon written demand by Lender, Borrower shall pay to Lender from time to time as specified by Lender, such additional amounts or fees as shall be sufficient to compensate Lender or its holding company for such impositions of or increases in capital requirements or taxes from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at a rate equal to 3% in excess of the Base Rate with respect to amounts or fees not paid when due. Upon the occurrence of any event referred to above, a certificate setting forth in reasonable detail the amounts necessary to compensate Lender or its holding company as a result of an imposition of or increase in capital requirements or taxes submitted by Lender to Borrower shall be conclusive, absent manifest error or bad faith, as to the amount thereof.

                                   ARTICLE III

                              CONDITIONS OF LENDING

      SECTION 3.01. Conditions Precedent to the Initial Advance, Creation or Issuance. The obligation of Lender to make the initial Advance, create the initial Acceptance, or issue the initial Letter of Credit, whichever shall first occur, is subject to the completion of Lender's due diligence investigation with results satisfactory to Lender and the additional conditions precedent that Lender shall have received, on or before the day on which such initial Advance, creation or issuance is to occur all of the following, in form and substance reasonably satisfactory to Lender:

            (A) The Demand Note, duly executed by Borrower.

            (B) The Security Agreement, together with such number of UCC-1 financing statements for filing under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of Lender, desirable to perfect the security interest created by the Security Agreement, and each document required thereby, duly executed by Borrower.

            (C) A favorable opinion of outside counsel for Borrower as to the matters set forth in Schedule 3.01(C).

            (D) A copy of the certificate of incorporation of Borrower certified, within thirty days of the initial Advance, creation or issuance, by the Secretary of State of the State of Delaware, and a copy, certified in writing by the Secretary or an Assistant Secretary of Borrower, of (1) Borrower's by-laws, and (2) resolutions of the Board of Directors of Borrower evidencing approval of the Loan Documents executed by Borrower and the other matters contemplated hereby.

            (E) A certificate of the Secretary or an Assistant Secretary of Borrower as to the names and signatures of the officers of Borrower authorized to sign the Loan Documents and the other documents or certificates of Borrower to be executed and delivered pursuant hereto.

            Lender may conclusively rely on, and shall be protected in acting upon, such certificate until Lender shall receive a further certificate by the Secretary or an Assistant Secretary of Borrower amending the prior certificate.

            (F) Certificates with respect to Borrower, dated within ten days before such initial Advance, creation or issuance, issued by the Secretary of State of each jurisdiction in which Borrower is incorporated or does business, stating that Borrower is a corporation duly incorporated or authorized to do business, as the case may be, in good standing under the laws of such jurisdiction and has paid all taxes and filed all reports.

            (G) Payment by Borrower of all Audit Fees then due and fees and expenses set forth in Section 7.05(A).

            (H) Certificates of insurance issued in the name of Lender, showing Lender as lender loss payee, evidencing insurance coverage as required hereunder together with a copy of the underlying policy.

            (I) Borrower's audited balance sheet and statements of operations and cash flows for the Fiscal Year ending December 31, 1995.

            (J) Borrower's unaudited balance sheet as of April 30, 1996 and statements of operations and cash flows for the four months ending April 30, 1996.

            (K) Projections for Borrower's fiscal year ending December 31, 1996, which shall be certified by the chief executive officer or chief financial officer of Borrower as representing Borrower's reasonable and accurate projections of anticipated results based upon all of the information available to Borrower as to projections for time periods after the date hereof.

            (L) The results of searches of all relevant public records showing no prior liens or judgments against Borrower or any of their assets, except as disclosed on Schedule 4.08 hereto.

            (M) A completed, executed Borrowing Base Certificate as of a date satisfactory to Lender.

            (N) Copies of all leases or other similar agreements relating to facilities not owned by Borrower where the collateral granted under the Security Agreement (the "Collateral") is located.

            (0) [Deliberately Omitted]

            (P) All necessary UCC termination statements to assure that Lender's liens are first priority liens in accordance with the Security Agreement.

            (Q) The Surety Agreements duly executed by each of the Sluckers and the Budilovs.

            (R) The Collateral Pledge and Assignment Agreement duly executed by each of the Sluckers.

            (S) The Budilov Mortgage duly executed by each of the Budilovs.

            (T) Personal financial statements of each of the Sluckers and each of the Budilovs as of April 30, 1996, together with a certification from each such Person that since April 30, 1996 through the Closing Date, there have been no material adverse changes in such Person's financial condition.

            (U) The Subordination Agreements duly executed by each of the Sluckers and each of the Budilovs.

            (V) An Explanation and Waiver of Rights Regarding Confession of Judgment duly executed by Borrower.

            (W) An Explanation and Waiver of Rights Regarding Confession of Judgment duly executed by each of the Sluckers and each of the Budilovs.

            (X) [Deliberately Omitted]

            (Y) Copies of all license agreements and amendments thereto listed on Schedule 4.15(D).

            (Z) Written evidence that Borrower has engaged a third party payroll service to process and pay Borrower's payroll taxes.

            (AA) The Licensed Inventory Liquidation Agreement duly executed by Borrower and each of the Sluckers and each of the Budilovs.

            (AB) Such other documents as may be reasonably requested by Lender.

      SECTION 3.02. Conditions Precedent to All Advances, Creations and Issuances. The obligation of Lender to make any Advance or to create any Acceptance or to issue any Letter of Credit (including the initial Advance, creation or issuance) is subject to the further conditions precedent that:

            (A) The representations and warranties contained in Article IV hereof shall be accurate on and as of the date of such disbursement, creation or issuance as though made on and as of such date.

            (B) No Default or Event of Default shall have occurred and be continuing or will result from the making of such Advance or from such creation or issuance.

            (C) No material adverse change shall have occurred since December 31, 1995 in the financial condition, assets, nature of the assets, business, operations or prospects of Borrower.

            (D) Lender shall have received a certificate, executed by the, chief executive officer or chief financial officer of Borrower to the foregoing effect.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            Borrower represents and warrants to Lender as follows:

      SECTION 4.01. Existence. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation. Borrower has all requisite power and authority, corporate and otherwise, to conduct its business and to own its properties and is duly qualified as a foreign corporation in good standing in all jurisdictions in which its failure so to qualify could have a material adverse effect on its financial condition or business.

      SECTION 4.02. Authorization. The execution, delivery and performance by Borrower of this Agreement, the Demand Note and the other Loan Documents have been duly authorized by all necessary corporate action, and do not and will not violate any provision of any law or regulation or of the charter or by-laws of Borrower or result in a breach of or constitute a default under any instrument or other agreement to which Borrower is a party or by which it or its properties is bound or affected.

      SECTION 4.03. Validity. This Agreement constitutes, and the Demand Note and the other Loan Documents when duly executed and delivered will constitute, valid and legally binding obligations of Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

      SECTION 4.04. Financial Statements. The audited balance sheet and statements of operations and cash flows of Borrower as of and for the year ended December 31, 1995 and the unaudited balance sheet and statements of operations and cash flows as of and for the four months ended April 30, 1996 are fair and accurate, show all material liabilities, direct and contingent, and present fairly Borrower's financial position and the results of operations and cash flows at such dates and for the year ended on such date, all in accordance with GAAP. Since December 31, 1995, there has been no material adverse change either in such financial position or in such results of operations.

      SECTION 4.05. Litigation. Except as disclosed in Exhibit 4.05, there are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against Borrower or any of its properties before any court or governmental department, commission, board, bureau, agency or instrumentality (domestic or foreign) that, if determined adversely to Borrower, could have a material adverse effect on its financial condition, assets, business, operations or prospects.

      SECTION 4.06. Credit Obligations and Contingent Liabilities. (A) All Credit Obligations of Borrower are accurately described on Schedule 4.06 or in the December 31, 1995 audited financial statements.

            (B) There are no suretyship agreements, guarantees or other contingent liabilities of Borrower that are not disclosed in the financial statements mentioned in Section 4.04 or the notes thereto or on Schedule 4.06.

      SECTION 4.07. Taxes. Borrower has filed all tax returns and reports, or has timely filed reasonable requests for legally permissible extensions to file such returns and reports, required to be filed before the date of this Agreement and has paid all taxes, assessments and charges imposed upon it or its property, or that it is required to withhold and pay over, to the extent that they were required to be paid before the date of this Agreement except for taxes, assessments and charges which Borrower disputes in good faith and for which Borrower has reserved the amount so disputed on its books and records.

      SECTION 4.08. Encumbrances. Except for liens disclosed on Schedule 4.08, none of the properties or assets of Borrower is subject to any lien, encumbrance or security interest.

      SECTION 4.09. First Liens. Upon filing the financing statements delivered to Lender pursuant to the Security

Agreement, Lender's liens and security interests in the Collateral which can be perfected by filing will immediately become duly perfected, first-priority liens and security interests therein.

      SECTION 4.10. Consents. No authorization, consent, approval, license, exemption by or filing or registration with any court or governmental department, commission, board (including the Board of Governors of the Federal Reserve System), bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the valid execution, delivery or performance by Borrower of this Agreement, the Demand Note or any of the other Loan Documents.

     SECTION 4.11. ERISA. Borrower and the members of its Controlled Group maintain only those Defined Benefit Pension Plans, Defined Contribution Plans and other Plans listed on Schedule 4.11 and contribute to only those Multiemployer Plans listed on Schedule 4.11. Except as disclosed on Schedule 4.11, to the best of Borrower's knowledge (1) all such Defined Benefit Pension Plans and Defined Contribution Plans meet the minimum funding standards of ss. 412 of the Code, the Treasury regulations thereunder and ss. 302 of ERISA without regard to any funding waiver; (2) no Prohibited Transaction has occurred with respect to any Plan; (3) no Reportable Event has occurred with respect to any Defined Benefit Pension Plan; (4) no Defined Benefit Pension Plan sponsored by Borrower or any member of its Controlled Group has any Amount of Unfunded Benefit Liabilities; (5) no trust was established in connection with any such Defined Benefit Pension Plan pursuant to ss. 4049 of ERISA; and (6) no liabilities (whether or not such liability is being litigated) have been asserted against Borrower or any member of its Controlled Group in connection with any such Defined Benefit Pension Plan by the PBGC or by a trustee appointed pursuant to ss. 4042(b) or (c) of ERISA; and (7) no lien has been attached and no person has threatened to attach a lien on any property of Borrower or any member of its Controlled Group as a result of any failure to comply with the Code or the Treasury regulations thereunder or ERISA. All Plans maintained by Borrower or any member of its Controlled Group comply (A) in operation with the requirements of the Code and the Treasury regulations thereunder and ERISA, and
(B) in form with those requirements of the Code and the Treasury regulations thereunder and ERISA which must be met on the date hereof except to the extent where a failure to comply will not have a material adverse effect on Borrower's financial condition or operations.

      SECTION 4.12. Ownership of Subsidiaries and other Persons. Borrower does not have any Subsidiaries or own any other ownership interests in any other Person.

      SECTION 4.13. Margin Stock. Borrower does not engage in the business of making loans for the purchase of Margin Stock.

      SECTION 4.14. Environmental Matters. Borrower is in possession of all required permits and in compliance with Environmental Laws relating to the discharge or release of liquids, gases or solids into the air, water and soil, if the failure of Borrower to possess or so comply does have a material adverse effect on the financial condition, assets, business, operations or prospects of Borrower. Except as set forth in Schedule 4.14, Borrower does not refine, process, generate, store, recycle, transport, dispose of, or release into the environment any "hazardous substance" as that term is defined under ss. 101(14) of CERCLA or any hazardous or toxic substances as those terms are defined by the provisions of any Environmental Law except in compliance with such Environmental Laws. Borrower has not received notice from any governmental agency that it is a potentially responsible party in any proceeding under CERCLA or any similar state or local environmental statute or regulation, or any notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of claim, proceeding or litigation from any party concerning such entity's compliance with any Environmental Law except as set forth on
Schedule 4.14.

      SECTION 4.15. Patents, Trademarks. Copyrights and Licenses. (A) Schedule 4.15(A) contains a list of all patents, patent applications and patentable inventions owned by Borrower and accurately states each United States and foreign registration number of each registered patent owned by Borrower. Except as disclosed in Schedule 4.15(A), Borrower has not granted a license in any such patent to any other Person and no licensee has granted any sublicense or assigned its rights under any such license.

            (B) Schedule 4.15(B) contains a list of all, trademarks, trademark applications, trademark registrations, tradenames, trade dress owned by Borrower and accurately states each United States and foreign registration number of each registered trademark owned by Borrower. Except as disclosed in Schedule 4.15(B), Borrower has not granted a license in any such trademark to any other Person and to Borrower's knowledge no licensee has granted any sublicense or assigned its rights under any such license.

            (C) Schedule 4.15(C) contains a list of copyrights, copyright applications and copyright registrations owned by Borrower and accurately states each United States and foreign registration number of each registered copyright owned by Borrower. Except as disclosed in Schedule 4.15(C), Borrower has not granted a license in any such copyright to any other Person and to Borrower's knowledge no licensee has granted any sublicense or assigned its rights under any such license.

            (D) Schedule 4.15(D) contains a complete list of all patents, copyrights and trademarks licensed to Borrower and accurately states the identity of each licensor and the term, geographic areas and product lines covered by each such license. True and correct copies of all of the license agreements relating to the patents, copyrights and trademarks identified on
Schedule 4.15(D), including all amendments thereto, have been furnished to Lender. Neither the licensor to Borrower's knowledge nor the licensee has violated or is otherwise in default under any material provision of such license, and no condition exists that permits any licensor to terminate the exclusive nature of any exclusive license.

            (E) No claim of infringement or invalidity of any patent, trademark, trade dress or copyright owned or licensed by Borrower is pending or, to the best of Borrower's knowledge, threatened, and to the best of Borrower's knowledge no such patent, trademark, trade dress or copyright has been or is being infringed.

      SECTION 4.16. Regulation U, Etc. Making Advances will not constitute a violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. No Letter of Credit or any part of the proceeds of the Demand Line or Acceptances will be used for any purpose which violates or is inconsistent with the provisions of any of such regulations.

      SECTION 4.17. Licenses, Permits, Etc. Borrower is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, and all of them are valid and in full force and effect except to the extent that the failure to possess any such franchise, grant, authorization, license, permit, easement, consent, certificate or order does not and does not have a material adverse effect on the financial condition, assets, business, operations or prospects of Borrower.

      SECTION 4.18. Compliance with Laws. Borrower is in compliance with all laws, rules, regulations, and orders of all Federal, state and governmental agencies and courts which are applicable to it, to the conduct of its business, or to the ownership and use of properties except to the extent that the failure to comply with such laws, rules, regulations and orders does not and will not have a material adverse effect on the financial condition, assets, business, operations or prospects of Borrower.

      SECTION 4.19. Labor Matters. There are no existing or, to the best of Borrower's knowledge, threatened or contemplated strikes, slowdowns, picketing or work stoppages by any employees against Borrower, any lockouts by Borrower of any of its employees, or any labor trouble or other occurrence, event or condition of a similar character affecting, or which may materially affect, the financial condition or results of operations of Borrower.

      SECTION 4.20. Payroll Tax Service. Borrower has engaged a third party payroll service to process and pay Borrower's payroll taxes.

      SECTION 4.21. Full Disclosure. No representation or warranty by Borrower in this Agreement or any of the other Loan Documents and no information in any written statement, certificate, schedule or other document furnished or to be furnished to Lender pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to Borrower which Borrower has not disclosed to Lender in writing which materially adversely affects, or, so far as Borrower can now foresee, may materially adversely affect, the financial condition, assets, business, operations or prospects of Borrower.

                                    ARTICLE V

                              COVENANTS OF BORROWER

            So long as any amount due Lender hereunder remains unpaid, or Lender shall have any obligation hereunder, or any Letter of Credit or Acceptance remains outstanding, Borrower agrees that:

      SECTION 5.01. Use of Proceeds of Demand Line. Borrower will:

            (A) use the proceeds of the Demand Line to (1) support its working capital requirements and (2) finance up to $1,000,000 for the acquisition of substantially all of the assets of Windsor Optical;

            (B) use the Acceptances and Letters of Credit to support Borrower's need for trade finance and working capital; and

            (C) not use such proceeds, Letters of Credit or Acceptances for the benefit of any person other than Borrower.

      SECTION 5.02. Financial Information. (A) Borrower will furnish to Lender
(1) balance sheets and statements of operations and cash flows of Borrower within 30 days after the close of each month, (2) balance sheets and statements of operations and cash flows of Borrower within 120 days after the close of Fiscal Year, (3) on the last Business Day of each week or for such other day that Lender may require, a completed executed Borrowing Base Certificate as of such day, executed on behalf of Borrower by the chief executive officer or chief financial officer of Borrower, (4) within 20 days after the end of each month, (a) an aging of Borrower's Accounts, (b) an Account status report and (c) a report concerning Borrower's Inventory, each in such detail as Lender may reasonably require, (5) on or before the close of each Fiscal Year, an annual budget and projections for Borrower's performance for the subsequent Fiscal Year and (6) such other information as Lender may reasonably require. All financial statements will be prepared in accordance with GAAP and shall be certified by the chief executive officer or chief financial officer of Borrower.

            (B) The annual financial statements of Borrower shall be audited by an independent accounting firm satisfactory to Lender, whose report thereon shall be unqualified, and shall be accompanied by (1) a copy of the management letter furnished to Borrower by such auditors in connection with their audits, and (2) a certificate by such auditors that, in the course of their audits of such financial statements, such auditors did not become aware that a Default or an Event of Default had occurred and is continuing on the date of the annual financial statements (or if such statement cannot be made, a description of any Default or Event of Default of which such auditors shall have become aware).

            (C) Each monthly and annual statement delivered to Lender pursuant to Section 3.01 and this Section 5.02 will be accompanied by a certificate of the chief executive officer or chief financial officer of Borrower stating whether such officer has any knowledge that a Default or an Event of Default has occurred and, if so, a description thereof and what action Borrower is taking or proposes to take with respect thereto.

      SECTION 5.03. Insurance. Borrower shall: (A) keep itself, the Collateral and all of its other property insured against fire (with all-risk coverage and, if required by the location of Borrower's premises on a flood plain, flood coverage), liability (including product liability) and all other hazards and all such insurance shall be in form and in amounts and issued by such insurers as are reasonably satisfactory to Lender (casualty insurance shall at all times be in an amount equal to the replacement value of the property insured) ; (B) cause Lender's security interests to be endorsed on all policies of insurance thereon in such manner that all payments for losses will be paid to Lender as lender loss payee or additional insured; (C) furnish Lender with evidence of such insurance and endorsements; and (D) keep such insurance in full force and effect at all times. Borrower assigns to Lender all right to receive the proceeds of insurance covering the Collateral, directs any insurer to pay all such proceeds directly to Lender and authorizes Lender to endorse in the name of Borrower any draft for such proceeds. Any amounts received or collected by Lender in its capacity as such attorney-in-fact shall be deposited in the Operating Account, provided that if a Default or an Event of Default has occurred and is continuing Lender may apply such proceeds as provided in Section
2.19. All insurance policies will name Lender as lender loss payee or an additional insured, as the case may be, and contain provisions (X) that, with respect to Lender, the insurance policies may be canceled only after not less than thirty (30) days notice of intent to cancel provided to Lender, and (Y) stating "[t]his policy shall not be invalidated by any act, neglect, breach of warranty or misrepresentation of the primary insured." Lender shall have the right at any time and from time to time, with notice to Borrower, to obtain insurance which Lender may reasonably require or as otherwise required by any of the Loan Documents covering any of the Collateral if Borrower fails to do so. Borrower will reimburse Lender, on demand, with interest thereon at the Default Rate payable hereunder, for any payment Lender makes, or any expense Lender incurs, under this authorization.

      SECTION 5.04. Taxes. Borrower will pay when due all taxes, assessments and charges imposed upon it or its property or that it is required to withhold and pay over, except where contested in good faith and where appropriate reserves have been established.

      SECTION 5.05. Indebtedness. Borrower shall not create, incur, assume or suffer to exist any liability on account of any Credit Obligation other than (1) liabilities under this Agreement, the Demand Note and the other Loan Documents;
(2) Credit Obligations in existence on the date of this Agreement and described in Schedule 4.06 (but not any increase, renewal or extension thereof); (3) liabilities secured by liens or security interests permitted by Section 5.06, provided that Borrower shall not create, incur or assume more than $200,000 of such liabilities in any Fiscal Year; (4) loans permitted under the Subordination Agreements; and (5) liabilities secured by liens or security interests permitted by Schedule 4.08 (but not any increase, renewal or extension thereof).

      SECTION 5.06. Encumbrances. (A) Borrower will not create, incur, assume or suffer to exist, any mortgage, pledge, judgment, lien or other encumbrance of any kind (including the interest of the lessor under any Capital Lease) upon, or any security interest in, any of its property or assets except for (1) liens for taxes (a) not yet delinquent or (b) being contested in good faith and by appropriate proceedings and where appropriate reserves have been established,
(2) liens in connection with workers' compensation, unemployment insurance or other social security obligations, (3) mechanics', materialmen's, landlords', carriers', or other similar liens arising in the ordinary course of business with respect to obligations that are not due or that are being contested in good faith, (4) purchase money liens or security interests on any property hereafter acquired by Borrower, or a lien incurred in connection with a Capital Lease; provided that the Credit Obligations secured by such liens shall not exceed $500,000 at any time outstanding in the aggregate, (5) the encumbrances described in Schedule 4.08 and (6) liens in favor of Lender.

            (B) Borrower will not agree with any other Person to restrict its ability to grant mortgages, pledges, liens, or other encumbrances upon, or security interests in, any of its property or assets to Lender.

      SECTION 5.07. Compliance with Laws. Borrower will comply with all laws and regulations applicable to it in the operation of its business if the failure to so comply could have a material adverse effect on Borrower's financial condition, assets, business, operations or prospects.

      SECTION 5.08. Inspection by Lender. Upon reasonable notice and at reasonable times, Borrower will permit representatives of Lender to (1) inspect the property and books and records of Borrower and to make extracts therefrom; and (2) perform periodic collateral audits not more than twice per any year, provided that if a Default or Event of Default shall occur and be continuing, Borrower will permit representatives of Lender to make such inspections and perform such audits as frequently as Lender desires, without notice to Borrower.

      SECTION 5.09. Reports. Borrower will furnish to Lender:

            (A) as soon as possible after Borrower becomes aware of the occurrence of any Default or Event of Default, a written statement executed on behalf of Borrower by the chief executive or chief financial officer of Borrower setting forth details of such Default or Event of Default, stating whether or not the same is continuing and, if so, the action that Borrower proposes to take with respect thereto;

            (B) within three Business Days after receiving notice thereof, notice in writing of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality that, if determined adversely to Borrower, could have a material adverse effect on the financial condition, assets, business, operations or prospects of Borrower;

            (C) as soon as practicable after becoming aware of the occurrence of a change in the business, properties, operations, financial condition or prospects of Borrower that could be materially adverse, a statement setting forth details of such material adverse change and the action that Borrower proposes to take with respect thereto;

            (D) written notice promptly after the death or incapacity of either of the Budilovs or the Sluckers or the termination of Borrower's chief executive officer or chief financial officer;

            (E) promptly after the occurrence thereof, written notice of the cancellation or discontinuance of one or more licenses in which Borrower is licensee; and

            (G) such other information respecting the business, properties, condition and operations of Borrower as Lender may at any time and from time to time reasonably request be furnished to it.

      SECTION 5.10. ERISA. (A) Borrower and each member of its Controlled Group will comply in all material respects with the provisions of ERISA and the Code and the regulations thereunder with respect to any Plan, including the timely filing of required annual reports and the payment of PBGC premiums.

            (B) Borrower will cause to be made, when due, all contributions required to avoid any accumulated funding deficiency (as defined in ss.
412(a) of the Code and the regulations thereunder and ss. 302(a) of ERISA), with respect to any pension plan (as defined in ss. 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code and the regulations thereunder and which is maintained by Borrower or any member of its Controlled Group.

            (C) Borrower will promptly notify Lender of the adoption of any Plan or any material obligation to contribute to any Multiemployer Plan by Borrower or any member of its Controlled Group.

            (D) Borrower will not withdraw, or permit any member of its Controlled Group to withdraw, from any Multiemployer Plan to which any of them now or hereafter contribute if the Withdrawal Liability which would thereupon be incurred would have a material adverse effect directly or indirectly on the financial condition of Borrower.

      SECTION 5.11. Environmental Matters. (A) Borrower will obtain and comply with all required permits, licenses, registrations, and approvals relating to the discharge or release of liquids, gases or solids to the environment if the failure to obtain and so comply could have a material adverse effect on the financial condition, assets, business, operations or prospects of Borrower. To the extent that such are applicable to the operation of its business, Borrower will comply with all laws, rules, regulations and governmental orders and directives relating to the generation, treatment, storage, transportation, disposal and release into the environment and cleanup of any "hazardous substance" as that term is defined under Section 101(14) of CERCLA, or any hazardous or toxic substances as defined by the provisions of any Environmental Law at all premises owned or operated by Borrower if the failure to so comply could have a material adverse effect on the financial condition, assets, business, operations or prospects of Borrower.

            (B) Borrower will notify Lender in writing of the receipt by it of
(1) any notice from any governmental agency that it is a potentially responsible party in any proceeding under CERCLA or any similar state or local environmental statute or regulation, (2) any notice of any claim, proceeding, litigation, order, directive, citation, or request for information concerning its compliance with the Environmental Laws, (3) notice of any alleged violation of the Environmental Laws, or (4) any information concerning any potentially material adverse environmental condition on, above, or beneath its premises.

      SECTION 5.12. Corporate Existence. Borrower will preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required and failure to maintain its corporate existence and good standing would have a material adverse effect on Borrower's financial condition or business.

      SECTION 5.13. Regulation U. Borrower will not use the proceeds of the Demand Line, Letter of Credit or Acceptance to purchase or carry any Margin Stock, or engage in the business of making loans for the purchase of Margin Stock.

      SECTION 5.14. Disposal of Assets. Except for sales of Inventory in the ordinary course of business and of obsolete equipment, Borrower will not dispose of assets.

      SECTION 5.15. Guarantees and other Contingent Liabilities. Borrower will not become liable on the obligation of anyone except by endorsement of negotiable instruments for deposit or collection in the usual course of business. Borrower will not incur or remain liable in respect of any other contingent liability except for contingent liabilities in connection with standard warranties and sales programs of Borrower offered in the ordinary course of business.

      SECTION 5.16. Transactions with Affiliates. Borrower shall not use any of the proceeds of the Demand Line or any Letter of Credit or Acceptance for the benefit of any Affiliate of Borrower unless otherwise permitted by this Agreement and shall not engage in any transaction with any Affiliate except on terms no less favorable to Borrower than are available from a third party. Nothing in this Section 5.16 shall be construed to prohibit Borrower from paying reasonable salaries or consulting fees to Rudy Slucker or Barry Budilov in the ordinary course Borrower's business pursuant to pre-existing employment and/or consulting contracts between Borrower and Rudy Slucker and Barry Budilov.

      SECTION 5.17. Maintenance of Property. Borrower will maintain all of its property in good condition and repair (ordinary wear and tear excepted) and keep any patents, trademarks, copyrights, licenses, and permits it may have in full force and effect, provided that Borrower may, upon prior written notice to Lender, terminate any license that Borrower deems desirable to terminate in the exercise of Borrower's reasonable business judgment.

      SECTION 5.18. Merger; Corporate Structure; Acquisitions. Borrower will not enter into any merger or consolidation, change its corporate structure or the nature or character of its stock or, except for the acquisition of the assets of Windsor Optical pursuant to and in accordance with the terms of a purchase agreement approved by Lender, acquire all or substantially all of the assets of another Person. Borrower shall not create or acquire any Subsidiary.

      SECTION 5.19. Loans and Investments. Borrower shall not make any loan or investment except investments in (a) Cash Equivalents, (b) obligations of Lender, or (c) bank deposits as otherwise permitted hereby.

      SECTION 5.20. Dividends and Distributions. Borrower will not declare or pay any dividend or distribution on, or redeem, purchase or otherwise acquire for value, any of its capital stock.

      SECTION 5.21. Payroll Tax Service. Borrower shall at all times retain the services of a third party payroll tax service reasonably satisfactory to Lender to process and pay Borrower's payroll taxes.

      SECTION 5.22. Post-Closing Requirements. Within 10 days of the date of this Agreement, Borrower shall deliver to Lender a (A) Pledged Collateral Account Agreement substantially in the form of Exhibit 5.22 and (B) lien waivers executed by the landlord of each facility not owned by Borrower where the Collateral is located.

                                   ARTICLE VI

                                     DEFAULT

      SECTION 6.01. Events of Default. Each of the following shall be an Event of Default:

            (A) If Borrower shall fail to pay upon demand any principal of the Demand Line, any Letter of Credit Liability or any Acceptance Liability and such failure shall continue for a period of 45 days from the date of demand.

            (B) If Borrower shall fail to pay any interest, Audit Fee, or any other amount owing hereunder, under the Demand Note or under any of the other Loan Documents when due.

            (C) If any representation or warranty made in this Agreement, any of the other Loan Documents, or any certificate, agreement, instrument, statement or report contemplated hereby or made or delivered pursuant hereto or in connection herewith shall prove to have been incorrect in any material respect when made or deemed made.

            (D) If Borrower shall fail to make any payment owing by it under a Credit Obligation of more than $25,000, or any interest or premium thereon, when due, whether such Credit Obligation shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to any such Credit Obligation when required to be performed, if the effect of such failure is to accelerate, or to permit the holder or holders of such Credit Obligation to accelerate, the maturity of such Credit Obligation, whether or not such failure to perform shall be waived by the holder or holders of such Credit Obligation, unless such waiver has the effect of terminating the right of such holder or holders to accelerate the maturity of such Credit Obligation as a result of such failure.

            (E) If Borrower shall be adjudicated a bankrupt or insolvent or the equivalent under any law or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of its creditors; or shall apply for or consent to the appointment of any receiver, trustee, or similar officer or the equivalent under any law for such applicant or for all or any substantial part of its property; or if any such receiver, trustee or similar officer or the equivalent under any law shall be appointed without the application or consent of Borrower and shall continue undischarged for a period of 60 days; or if Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or if any such proceeding shall be instituted (by petition, application or otherwise) against Borrower and an order for relief or similar remedy shall be entered in such proceeding or such proceeding shall remain undismissed for a period of 60 days; or if any writ, warrant of attachment or execution or similar process shall be issued or levied against any substantial portion of the properties of Borrower and such writ, or similar process shall not be released, vacated or fully bonded within 60 days after its issue or levy.

            (F) If (1) there occurs any Reportable Event, or any failure of compliance required by Section 5.10, that creates a reasonable possibility of the termination of any Defined Benefit Pension Plan maintained by Borrower or any member of its Controlled Group, or of the appointment by the appropriate United States District Court of a trustee to administer any such Plan, or (2) Borrower or any member of its Controlled Group withdraws from any Defined Benefit Pension Plan for which it was a substantial employer within the meaning of ss. 4063(b) of ERISA or from any Multiemployer Plan, or (3) the plan administrator of any Defined Benefit Pension Plan maintained by Borrower or any member of its Controlled Group files with the PBGC a notice of intention to terminate such Plan in a "distress termination" (as defined in ss. 404l(c) of ERISA), or (4) the PBGC institutes proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan and such proceedings remain undismissed or unstayed for 3 Business Days; and if, in any of the cases described in the foregoing clauses (1) through (4), Lender further determines that the Amount of Unfunded Benefit Liabilities resulting upon termination of such Plan (or resulting from the imposition of Withdrawal Liability) would have a material adverse effect on the business, properties, operations, or condition (financial or otherwise) of Borrower, or if a lien against the assets of Borrower or any member of its Controlled Group were to result under ERISA.

            (G) If the Sluckers and the Budilovs together cease to control at least 51% of the voting shares of Borrower or if either of the Sluckers or either of the Budilovs die or are subject to an event of the type described in
Section 6.01(E).

            (H) If Barry Budilov ceases to be, and actively perform the functions of, the chief executive officer of Borrower, or if Rudy Sluckers ceases to be, and actively perform the functions of, the Chairman of Borrower.

            (I) If one or more judgments shall be entered against Borrower aggregating $25,000 or more and the same shall not have been satisfied, or stayed or bonded pending appeal, within ten days after the entry thereof.

            (J) If Borrower shall contest the validity or binding effect of this Agreement, the Demand Note or any of the other Loan Documents, or if there shall occur a judicial determination that any of the Loan Documents is not valid and binding upon Borrower.

            (K) If Borrower shall default, fail to perform or observe any term, covenant or agreement contained in this Agreement (other than those referred to in subsection (A) or (B)) or in any of the other Loan Documents on its part to be performed or observed and shall continue for 15 days from the earlier of (1) Borrower's knowledge of such failure or (2) written notice of such failure from Lender to Borrower.

            (L) If a default or an event of default shall occur under any other Loan Document, which is not cured within the applicable grace period, if any.

            (M) If there shall occur any material adverse change in the financial condition, properties, business, operations or prospects of Borrower.

      SECTION 6.02. Termination of Commitments; Acceleration. If any Event of Default other than those described in Section 6.01(E) hereof shall occur and be continuing, then upon notice by Lender to Borrower, or if any Event of Default described in Section 6.01(E) shall occur, then automatically, (A) the Demand Line shall terminate, whereupon the obligations of Lender to make Advances shall forthwith terminate, (B) Lender shall not have any further obligation to issue Letters of Credit, and Lender shall not have any further obligation to create Acceptances, (C) Borrower shall pledge cash collateral and deposit in the Operating Account an amount equal to or greater than the amount of any Letter of Credit Liability and Acceptance Liability, (D) the entire unpaid principal amount of the Demand Line, the entire amount of unreimbursed drawings under Letters of Credit, the entire amount of all unmatured Acceptances, all interest accrued and unpaid thereon and all other amounts payable hereunder and under the Demand Note and the other Loan Documents shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower and (E) Lender may exercise all rights and remedies provided hereby, by any of the other Loan Documents and by applicable law.

The specification of Events of Default shall not be construed or interpreted and is not intended to indicate that the credit facility made available hereby is a term obligation. Rather, the credit facility contemplated hereby is a Demand Line and Lender may at any time, without giving any reason therefor and whether or not a Default or Event of Default exists, demand payment of all obligations of Borrower to Lender hereunder and under the other Loan Documents.

      SECTION 6.03. Warrant of Attorney. BORROWER HEREBY AUTHORIZES AND
EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER FOR SUCH SUMS AS SHALL HAVE BECOME DUE UNDER THE DEMAND NOTE OR THIS LOAN AGREEMENT, IN EITHER CASE WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH THE GREATER OF FIVE PERCENT (5%) OF SUCH SUMS OR $3,000 ADDED AS A REASONABLE ATTORNEY'S FEE FOR COLLECTION. BORROWER HEREBY WAIVES THE RIGHT OF INQUISITION ON ANY REAL ESTATE LEVIED ON, VOLUNTARILY CONDEMNS THE SAME, AUTHORIZES THE PROTHONOTARY OR CLERK TO ENTER UPON THE WRIT OF EXECUTION SAID VOLUNTARY CONDEMNATION AND AGREES THAT SAID REAL ESTATE MAY BE SOLD ON A WRIT OF EXECUTION; AND ALSO WAIVES AND RELEASES ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAW OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. BORROWER ALSO HEREBY WAIVES ITS RIGHT TO OBJECT TO AND RELEASES ALL PROCEDURAL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS AGREEMENT, VERIFIED BY AFFIDAVIT LENDER OR SOMEONE ON BEHALF OF LENDER, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AGREEMENT AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF, AND THE SAME MAY BE EXERCISED FROM TIME TO TIME AND AS OFTEN AS LENDER SHALL DEEM NECESSARY OR DESIRABLE AND THIS AGREEMENT SHALL BE A SUFFICIENT WARRANT.

                                   ARTICLE VII

                                  MISCELLANEOUS

      SECTION 7.01. No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right, power, or remedy under any Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

      SECTION 7.02. Amendments. No amendment, modification, termination, or waiver of any provision of any Loan Document, nor consent to any departure by Borrower from any Loan Document, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 7.03. Notices. Unless this Agreement specifically provides otherwise, all notices, requests, demands and other communications that this Agreement requires or permits any party to give to any other party shall be in writing (including telecopy) and shall be given (A) if to Lender, at:

               CoreStates Bank, N.A.
               Widener Building - 4th Floor
               F.C. 1-8-4-18
               1339 Chestnut Street
               Philadelphia, PA 19107
               Attention: James A. Kelly, Vice President

               Telecopier: (215)973-6680

and (B) if to Borrower at:

               Diplomat Ambassador, Inc.
               1010 Arch Street
               Philadelphia, PA 19107
               Attention: Barry Budilov, President
               Telecopier: (215)925-0204

Any party may specify a different address or telecopy number in a notice to each other party complying with the terms of this Section. Unless this Agreement specifically provides otherwise, all notices, requests, demands and other communications provided for hereunder shall be effective (A) if given by mail, three Business Days after it is mailed, (B) if sent by overnight courier service, on the Business Day after it is sent, (C) if given by telecopy, when such telecopy is transmitted to the aforesaid telecopy number and the appropriate confirmation of receipt is received by the sender or (D) if given by any other means, when delivered at the aforesaid address. Notwithstanding the the foregoing, notices from Borrower to Lender pursuant to any of the provisions of Article II shall not be effective until received by Lender. Lender shall be entitled to rely on any notice, oral or written, received by it from Borrower, and in the event of conflicting notices received by Lender from Borrower, Lender shall be entitled to rely on any notice received from Borrower as if such notice were the only notice received by Lender.

      SECTION 7.05. Costs and Expenses. Borrower agrees to pay on demand all costs and expenses of Lender (including the reasonable fees and out-of-pocket expenses of counsel for Lender) in connection with (A) the preparation, printing, execution and delivery of this Agreement, (B) any waiver under or amendment of, this Agreement, the Demand Note, the other Loan Documents and the other instruments and documents to be delivered hereunder, and (C) the enforcement of this Agreement, the Demand Note, the other

Loan Documents and the other instruments and documents to be delivered hereunder.

      SECTION 7.06. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

      SECTION 7.07. Binding Effect. This Agreement shall become effective when it shall have been executed by Borrower and Lender, and it shall thereafter be binding upon and inure to the benefit of Borrower and Lender.

      SECTION 7.08. Governing Law. This Agreement, the Demand Note and the other Loan Documents shall be governed in all respects by the law of the Commonwealth of Pennsylvania and for all purposes shall be construed in accordance with the law of the Commonwealth of Pennsylvania.

      SECTION 7.09. Headings. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

      SECTION 7.10. Assignments. (A) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

            (B) Without otherwise limiting Lender's right to grant participations or assign any of its rights or obligations hereunder, Lender may at any time assign all or any portion of its rights under this Agreement and the Demand Note to a Federal Reserve Bank. No such assignment shall release the transferor bank from its obligations hereunder.

      SECTION 7.11. Additional Indemnification of Lender. Borrower hereby agrees to defend Lender and its directors, officers, agents, employees and counsel from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, interest, judgments, costs and expenses, including reasonable attorneys' fees, incurred by any of them arising out of or in connection (A) with this Agreement, or Lender's financing of Borrower's business and operations, or (B) any claim under any of the Environmental Laws relating to any violation or alleged violation thereof by Borrower or the presence on or disposal from any of its properties of any hazardous or toxic substance referred to in Section 5.11. All obligations provided for in this Section shall survive any termination of this Agreement, the Demand Note, the repayment of indebtedness hereunder, or any action taken by Lender in the enforcement of its rights and remedies hereunder or thereunder.

      SECTION 7.12. Consent to Jurisdiction and Service of Process; Waiver of Jury Trial; Limitation on Damages. (A) Borrower irrevocably appoints its chief executive officer and chief financial officer as its attorneys upon whom may be served, by regular or certified mail at Borrower's address set forth in this Agreement, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement or any of the other Loan Documents. Borrower hereby consents that any action or proceeding against it may be commenced and maintained in any court within the Commonwealth of Pennsylvania or in the United States District Court for any District of Pennsylvania by service of process on any such officer. Borrower further agrees that such courts of the Commonwealth of Pennsylvania and the United States District Court for any District of Pennsylvania shall have jurisdiction with respect to the subject matter hereof and the person of Borrower. This paragraph shall not restrict Lender from bringing a suit against Borrower is any other court or jurisdiction. Notwithstanding the foregoing, Borrower agrees that any action brought by it against Lender shall be commenced and maintained only in a court in the federal judicial district or county in which Lender has its principal office in Pennsylvania.

            (B) EACH PARTY TO THIS AGREEMENT AGREES THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY ANY PARTY HERETO OR ANY SUCCESSOR OR ASSIGN OF ANY PARTY, ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO, OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY, AND EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.

            (C) EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

            (D) BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

      SECTION 6.l3. Non-Merger of Remedies. It is the intention of the parties hereto that the covenants and obligations of the Borrower and the rights and remedies of Lender hereunder and under any other Loan Document shall not merge with or be extinguished by the entry of judgment hereunder or thereunder, and such covenants, obligations, rights and remedies shall survive any entry of judgment until payment in full of all obligations of Borrower to Lender. All obligations under the Loan Documents shall continue to apply with respect to and during the collection of amounts due under the Loan Documents or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms of this Agreement or of any rights under this Agreement or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings. Without limiting the generality of the foregoing, the post-judgment interest rate shall be the interest rate provided herein.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

(Corporate Seal)                             DIPLOMAT AMBASSADOR, INC.

Attest:
                                             By  /s/ Barry Budilov
                                               --------------------------------
 /s/ R. Slucker
------------------------------               Title: President
                  Secretary

                                             CORESTATES BANK, N.A.,

                                             By /s/ James A. Kelly, VP
                                                -------------------------------

                                             Title: Vice President

                           CORPORATE ACKNOWLEDGEMENT

COMMONWEALTH OF PENNSYLVANIA  :
                              :  SS
COUNTY OF PHILADELPHIA        :

      On this, the 7th day of June, 1996, before me, the undersigned officer, personally appeared Barry Budilov known to me (or satisfactorily proven) to be the President of Diplomat Ambassador, Inc., a Delaware corporation, and that he as such President being authorized to do so, executed the foregoing Loan Agreement and acknowledged that he executed the same for the purposes therein contained by signing the name of the corporation by himself as President.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                                /s/ Jean A. Hall
                                                -------------------------------
                                                NOTARY PUBLIC

                                                My Commission Expires:

                                            ------------------------------------
                                                      NOTARIAL SEAL
                                                JEAN A. HALL, Notary Public
                                            City of Philadelphia, Phila. County
                                            My Commission Expires Jan. 15, 2000
                                            ------------------------------------

                                SCHEDULE 3.01(c)

                Matters To Be Covered in Opinion of Counsel for
                     Diplomat Ambassador, Inc. ("Borrower")
           Rudy Slucker and Linda Slucker (together, the "Sluckers")
 and Barry Budilov and Carole Budilov (together, the "Budilovs"; Borrower, the
   Sluckers and the Budilovs, each an "Obligor" and collectively "Obligors")

      1. Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The failure of Borrower to be qualified in any other jurisdiction will not adversely affect its business or operations or its ability to perform its obligations under the Loan Documents, as that term is defined in the Loan Agreement.

      2. Borrower has the corporate power and authority to own its assets and to transact the business in which it is now engaged and to enter into, deliver and perform its obligations under each of the Loan Documents to be executed, delivered and performed by it. The execution, delivery and performance of the Loan Documents has been authorized by all requisite corporate action on the part of Borrower.

      3. Each Obligor has duly executed and delivered the Loan Documents to which it is a party.

      4. The Loan Documents are, or when executed and delivered by each Obligor will be, the legal, valid and binding obligations of each Obligor, enforceable against each Obligor in accordance with their respective terms, except as may be limited by general principles of equity and by bankruptcy, insolvency reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

      5. No authorization, approval or consent of, or filing or registration with, any governmental or regulatory body is required in connection with the execution, delivery and performance by any Obligor, or the validity or enforceability, of the Loan Documents.

      6. Neither the execution and delivery by Borrower of the Loan Documents nor the performance and observance by any of them of its obligations thereunder, will conflict with, or result in any violation or breach of or constitute a default under (i) its Articles of Incorporation or By-Laws, (ii) any existing law, statute or governmental regulation applicable to Borrower or (iii) any judgment, order, decree, writ or injunction of any court, arbitrator or governmental department, commission, agency or instrumentality or any indenture, contract, guaranty or other agreement or instrument known to us to which Borrower is a party or by which it or its properties may be bound or affected.

      7. We know of no action, suit, proceeding or investigation at law or in equity, before any court, public board or body, pending or, to the best of our knowledge, threatened against or affecting any Obligor, wherein an unfavorable decision, ruling or finding would result, either individually or collectively, in any material adverse change in the business, property, operation or condition of any Obligor or adversely affect the transactions contemplated by the Loan Documents or the validity or enforceability of any of the Loan Documents.

      8. The Security Agreement is sufficient to create in favor of Lender a security interest under the Uniform Commercial Code (the "UCC") in Borrower's inventory, equipment, accounts, general intangibles (as those terms are defined in the UCC).

      9. Upon the filing of UCC-1 Financing Statements with the Office of the Secretary of the Commonwealth, the Prothonotary of Philadelphia County, and the Recorder of Philadelphia County (the "Filing Offices"), the security interest referred to in paragraph 8 will be perfected, to the extent a security interest in the property described in paragraph 8 can be perfected by filing financing statements under the UCC.

                           SCHEDULE 4.05 - LITIGATION

      -None

                       SCHEDULE 4.06 - CREDIT OBLIGATIONS

Capital Leases:

Leases                  Type of Equipment
---------------------------------------------------------

Funding Services        Computer Upgrade
Funding Services        Panasonic Telephone System
Funding Services        Paging System
Funding Services        Laptop Computers
Funding Services        Laptop Computers
Funding Services        Show Booth

                          Schedule 4.08 - Encumbrances

                                                                         Filing Date/
Jurisdiction:     Debtor:                    Secured Party:              Filing No.:      Collateral:
-------------     -------                    --------------              -----------      -----------

Pennsylvania
Sec. of State:    Chanuk, Inc.               Eaton Financial Corp.       1/2/92           Computer U6000/55 Disk
                  (Lessee)                   (Lessor)                    20381133         Magnetic Disk Drive
                  4211 Van Kirk Street       The Beaumont Building                        4MB upgrade and accessories
                  Philadelphia, PA 19135     P.O. Box 9104
                                             Framingham, MA 01701
                  Diplomat Optical Corp.
                  4211 Van Kirk Street
                  Philadelphia, PA 19135

                  Chanuk, Inc.               Colonial Pacific Leasing    5/4/92           Design "A" Basic 20' x 30'
                                             7659 Mohawk Street          20761778         Exhibit
                                             P.O. Box 1100
                                             Tualatin, OR 97062

                  Chanuk, Inc.               Advanta Leasing Corp.       10/19/92         Everpower 486/33 mini top cas
                  Diplomat Optical Corp.     2 Echelon Plaza, Ste. 300   21290906         computer and equipment

                  Chanuk, Inc.               Corporate Capital Leasing   10/21/92         Display booth showcases
                                             31 W. Miner Street          21471661
                                             West Chester, PA 19382

                  Chanuk, Inc.               Advanta Leasing Corp.       3/12/93          Toshiba computer system
                  Diplomat Optical Corp.                                 21740557

                  Chanuk, Inc.               Pitney Bowes Credit Corp.   4/1/93           Equipment manufactured, sold
                                                                         21800202         distributed by Pitney Bowes,
                                                                                          Monarch Marketing, Dictaphon
                                                                                          Corp. & subject to lease
                                                                                          #9996117-503

                  Chanuk, Inc.               Rockland Lease Funding      8/11/93          Computer U6000/55 Disk
                                             27 Purdy Street             22291763         Magnetic Disk Drive
                                             Harrison, NY 10528                           4MB upgrade and accessories

                  Chanuk, Inc.               AT&T Capital Corporation    2/22/94          DFI 486 DX/2-66 Motherboard
                  Diplomat Optical Corp.     One Research Dr., 4th Fl.   22860123         and accessories
                                             Westboro, MA 01581

                  Chanuk, Inc.               Bank of Glen Burnie         2/25/94          Zenith Notebook computers an
                  Diplomat Optical Corp.     101 Crain Highway, S.E.     22870651         accessories
                  Ambassador Optical         Glen Burnie, MD 21061

                  Chanuk, Inc.               Rock Island Bank            6/6/94           486 DX-33 Motherboard and
                                             230 18th Street             23191674         accessories
                                             Rock Island, IL 61204

                          Schedule 4.08 - Encumbrances

                                                                         Filing Date/
Jurisdiction:     Debtor:                    Secured Party:              Filing No.:      Collateral:
-------------     -------                    --------------              -----------      -----------

                  Chanuk, Inc.               Advanta Leasing Corp.       3/16/96          Toshiba computer system
                  Diplomat Optical Corp.                                 931231

                  Chanuk, Inc.               Rockland Lease Funding      8/16/93          Computer U6000/55 Disk
                                                                         933931           Magnetic Disk Drive
                                                                                          4MB upgrade and accessories

                  Chanuk, Inc.               AT&T Capital Corporation    2/23/94          DFI 486 DX/2-66 Motherboard
                  Diplomat Optical Corp.                                 94716            and accessories

                  Chanuk, Inc.               Bank of Glen Burnie         2/25/94          Zenith Notebook computers an
                  Diplomat Optical Corp.                                 94757            accessories
                  Ambassador Optical

                  Chanuk, Inc.               Copelco Credit Corp         2/10/95          Copier
                                                                         95708

                  Chanuk, Inc.               Finova Capital Corp         11/15/95         Panasonic Digital Business
                  Diplomat Ambassador                                    955177           System and accessories
                  Eyeware

                  Chanuk, Inc.               Funding Services U.S.       11/27/95         Dell Notebook computer and
                                                                         955352           accessories

                  Chanuk, Inc.               Finova Capital Corp         3/29/96          Display Booth
                  Diplomat Ambassador                                    961376
                  Eyeware

                  Diplomat Ambassador, Inc.  Rudy Slucker                To be recorded   Accounts, including proceeds
                                                                         Post Closing

Philadelphia      Chanuk, Inc.               Bucks Co. Bank & Trust      2/24/92          Accounts, chattel paper
County            Diplomat Optical           4259 W. Swamp Road          0012446          contract rights, general
Recorder:                                    Suite 201                                    intangibles, etc...
                                             Doylestown, PA 18901

                          Schedule 4.08 - Encumbrances

                                                                         Filing Date/
Jurisdiction:     Debtor:                    Secured Party:              Filing No.:      Collateral:
-------------     -------                    --------------              -----------      -----------

                  Chanuk, Inc.               Copelo Credit Corp          2/10/95          Copier
                                             One Maynard Drive           23981619
                                             Park Ridge, NJ 07656

                  Chanuk, Inc.               Bennett Leasing Corp        7/24/95          Unisys Pentium Model 6000/22
                                             Two Clinton Square          24510296         and accessories
                                             Syracuse, NY 13202

                  Chanuk, Inc.               Funding Services U.S.       11/27/95         Dell Notebook computer and
                                             1055 Westlakes Drive        24911054         accessories
                                             Berwyn, PA 19312

                  Chanuk, Inc.               Finova Capital Corp         12/4/95          Panasonic Digital Business
                  Diplomat Ambassador        P.O. Box 907                24941285         System and accessories
                  Eyeware                    95 N. Route 17 South
                                             Paramus, NJ 07652

                  Chanuk, Inc.               Finova Capital Corp         3/26/96          Display Booth
                  Diplomat Ambassador                                    25291636
                  Eyeware

                  Diplomat Ambassador, Inc.  Rudy Slucker                To be recorded    Accounts, including proceeds
                  4211 Van Kirk Street       66 Duffield Rd.             Post Closing
                  Philadelphia, PA 19135     S. Orange, NJ 07079

Philadelphia
County
Prothonotary:     Chanuk, Inc.               Advanta Leasing Corp.       9/9/91           Micro general smart meter system
                  Diplomat Optical Corp.                                 9144477

                  Chanuk, Inc.               Eaton Financial Corp.       1/2/92           Computer U6000/55 Disk
                  (Lessee)                   (Lessor)                    9212             Magnetic Disk Drive
                                                                                          4MB upgrade and accessories

                          SCHEDULE - 4.11 ERISA PLANS

Diplomat Ambassador offers a Simplified Employee Pension Plan which provides benefits upon retirment for the individuals who are eligible to participate. This plan is in conformity with ERISA guidelines. See attachments.

                      SCHEDULE-4.14 ENVIRONMENTAL MATTERS

-None

          SCHEDULE - 4.15 PATENTS, COPYRIGHTS, TRADEMARKS AND LICENSES

(A)   None

(B)   None

(C)   None

(D)   Licensee                Geographic Areas          Product Lines
      --------------------------------------------------------------------------

      Harve Benard            United States & Canada    Ophthalmic spectacle
                                                        frames with the
                                                        trademark Harve Benard*

      Sarah Coventry          United States & Canada    Ophthalmic frames and
                                                        cases

      Jones New York          United States & Canada    All ophthalmic eyewear,
                                                        sunglasses and eyewear
                                                        accessories which embody
                                                        the trademark "Jones New
                                                        York".

      Playschool, Inc.        United States             Eyewear frames for
                                                        prescription eyewear
                                                        only and eyewear
                                                        accessories.  License
                                                        excludes prescription
                                                        ophthalmic lenses and
                                                        non-prescription
                                                        sunglasses.

      Sterling Winters Co.    Worldwide                 Kathy Ireland sunglass
                                                        line

(E)   None

                     SCHEDULE 5.15 - Contingent Liabilities

                    MIDLANTIC BANK, N.A.                    TLX #: 825648
                    TRADE SERVICE OPERATIONS                FAX #: 800-682-4690
                    499 THORNAL STREET                      SWIFT: MILAUS33
                    EDISON, NEW JERSEY 08837

CUSTOMER NUMBER         STATEMENT DATE         RELATIONSHIP MANAGER
---------------         --------------         --------------------

DIPLOMAT                  05/31/96             M. GEISSLER 772-2213/J. HANSEN 22

DIPLOMAT AMBASSADOR, INC.
1010 ARCH STREET
PHILADELPHIA, PA 19107

--------------------------------------------------------------------------------
                        SUMMARY OF TRADE SERVICE PRODUCTS            PAGE: 1
--------------------------------------------------------------------------------

                  BANKERS ACCEPTANCES

ACCEPTANCE        TENOR       MATURITY
   NO              DATE         DATE      CUR     AMOUNT  US$ AMOUNT
   --              ----         ----      ---     ------  ----------

52785-01          03/26/96    06/19/96    USD   33725.00    33725.00
52786-01          03/25/96    06/24/96    USD   23485.00    23485.00